Exhibit 8.2

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America T: +1 212 506 2500 F: +1 212 262 1910

July 6, 2026	mayerbrown.com

Marex Group Limited

c/o Compass Administration Services, Ltd.,

Crawford House

50 Cedar Avenue, Hamilton, HM11

Bermuda

Post-Effective Amendment to the Registration Statement on Form F-3

Ladies and Gentlemen:

We are rendering this opinion as special United States federal income tax counsel to Marex Group Limited, an exempted company limited by shares incorporated in Bermuda (the “Company”), in connection with the filing of the Company’s post-effective amendment (the “Post-Effective Amendment”) to its registration statement on Form F-3 (the “Registration Statement” and, the Registration Statement, as amended by the Post-Effective Amendment, the “Amended Registration Statement”) originally filed by Marex Group plc, a public limited company incorporated under the laws of England and Wales (the “Predecessor Registrant”), with the Securities and Exchange Commission (the “Commission”), relating to the Company’s registration and issuance and sale, from time to time, of its senior debt securities (the “Securities”).

The Company became the successor of the Predecessor Registrant for purposes of Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”). Such succession occurred following the effectiveness on July 1, 2026 of a United Kingdom court-approved scheme of arrangement under the United Kingdom Companies Act 2006 and the related corporate reorganization of the Predecessor Registrant and its consolidated subsidiaries (the “Group”) which was completed on July 6, 2026 (collectively, the “Reorganization”). As a result of the Reorganization, the Predecessor Registrant became a direct wholly-owned subsidiary of the Company, and the Company became the ultimate parent holding company of the Group. In connection with the Reorganization, the Predecessor Registrant changed its name from Marex Group plc to Marex UK Holdings Limited and converted from a public limited company into a private limited company incorporated in England and Wales.

We have reviewed the discussions set forth under the heading “Material Tax Considerations—Material U.S. Federal Income Tax Considerations” in the prospectus for the Securities dated July 6, 2026 (the “Prospectus”) and under the heading “U.S. Federal Income Tax Considerations” in the prospectus supplement for Notes, Series A, (the “Notes”) dated July 6, 2026, to the Prospectus

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown Hong Kong LLP (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

Marex Group Limited

July 6, 2026

(such supplement, the “Prospectus Supplement”). Although the discussions set forth under the heading “Material Tax Considerations—Material U.S. Federal Income Tax Considerations” in the Prospectus and under the heading “U.S. Federal Income Tax Considerations” in the Prospectus Supplement do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities and the Notes, in our opinion such discussions, insofar as such discussions purport to constitute summaries of matters of United States federal income tax law, constitute accurate summaries, in all material respects, of the matters described therein, subject to the assumptions, limitations and qualifications set out therein. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus filed with the Amended Registration Statement. We further consent to your filing a copy of this opinion as Exhibit 8.2 to the Post-Effective Amendment to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures under the heading “Material Tax Considerations—Material U.S. Federal Income Tax Considerations” set forth in the Prospectus and under the heading “U.S. Federal Income Tax Considerations” set forth in the Prospectus Supplement.

Very truly yours,

/s/ Mayer Brown LLP